================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of Earliest Event Reported):
                       January 19, 2004 (January 2, 2004)

                        RETURN ON INVESTMENT CORPORATION
               (Exact Name of Registrant as Specified in Charter)


        DELAWARE                       033-36198                 22-3038309
(State of Incorporation)       (Commission File Number)        (IRS Employer
                                                             Identification No.)



                             1825 BARRETT LAKES BLVD
                                    SUITE 260
                             KENNESAW, GEORGIA 30144
                    (Address of principal executive offices)

                                 (770) 517-4750
              (Registrant's telephone number, including area code)

================================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      On January 2, 2004, the Registrant and SpecSource.com, Inc, an Indiana corporation ("SpecSource"), consummated the transactions contemplated by the Asset Purchase Agreement, dated as of October 29, 2003 (the "Asset Purchase"), by and among the Registrant, Tectonic Solutions, Inc., a Georgia corporation and a wholly owned subsidiary of the Registrant ("Tectonic"), SpecSource, and certain shareholders of SpecSource, whereby Tectonic purchased substantially all of the operating assets of SpecSource. This amendment to the Current Report on Form 8-K, filed with the Securities and Exchange Commission ("SEC") on January 20, 2004, is filed solely to provide certain audited financial statements of SpecSource and unaudited condensed pro forma financial information of the Registrant.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)   Financial Statement of Business Acquired.

            1. The audited balance sheet of SpecSource for the fiscal years ended December 31, 2003 and 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended.

SPECSOURCE.COM, INC.
FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
SpecSource.com, Inc.
Indianapolis, IN

We have audited the accompanying balance sheets of SpecSource.com Inc., as of December 31, 2003 and 2002 and the related statements of operations, changes in stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SpecSource.com, Inc. as of December 31, 2003 and 2002 and the results of its operations, changes in stockholders' deficit and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Babush, Neiman, Kornman & Johnson, LLP

January 17, 2004

SPECSOURCE.COM, INC.
BALANCE SHEET

                                                                 DECEMBER 31,
                                                         ----------------------------
                                                             2003            2002
                                                         -----------      -----------
     ASSETS
     ------
CURRENT ASSETS
   Cash                                                  $        --      $     8,133
   Accounts receivable, net                                  270,364          170,266
   Marketable securities                                     270,000               --
   Other current assets                                       18,625           39,525
                                                         -----------      -----------
     TOTAL CURRENT ASSETS                                    558,989          217,924

NET PROPERTY AND EQUIPMENT                                     7,710           11,548

OTHER ASSETS
   Investment in affiliated company                          218,250               --
                                                         -----------      -----------

     TOTAL ASSETS                                        $   784,949      $   229,472
     ------------                                        ===========      ===========

     LIABILITIES AND STOCKHOLDERS' DEFICIT
     -------------------------------------

CURRENT LIABILITIES
   Bank overdraft                                        $     7,103      $        --
   Accounts payable                                          187,194           94,429
   Accrued expenses                                           10,466           16,772
   Notes payable and accrued interest                      1,290,404        1,230,651
   Line of credit - stockholders                             500,000          500,000
   Deferred revenue                                          554,916          409,562
                                                         -----------      -----------
     TOTAL CURRENT LIABILITIES                             2,550,083        2,251,414

LONG-TERM LIABILITIES
   Notes payable and accrued interest - stockholders       5,172,132        4,340,890
                                                         -----------      -----------
     TOTAL LIABILITIES                                     7,722,215        6,592,304

STOCKHOLDERS' DEFICIT                                     (6,937,266)      (6,362,832)
                                                         -----------      -----------

TOTAL LIABILITIES AND
---------------------
    STOCKHOLDERS' DEFICIT                                $   784,949      $   229,472
    ---------------------                                ===========      ===========

                       See notes to financial statements.

SPECSOURCE.COM, INC.
STATEMENTS OF OPERATIONS

                                                        FOR THE YEARS ENDED
                                                            DECEMBER 31,
                                                   -----------------------------
                                                      2003               2002
                                                   ----------         ----------
REVENUES
   Advertising                                     $  783,800         $  571,865

COST OF SALES                                         103,193            100,467
                                                   ----------         ----------

GROSS PROFIT                                          680,607            471,398
                                                   ----------         ----------

EXPENSES
   General and administrative                         829,392            769,919
   Sales and marketing                                542,566            570,157
   Depreciation and amortization                       11,320             33,479
   Net interest expense                               360,013            326,796
                                                   ----------         ----------
TOTAL OPERATING EXPENSES                            1,743,291          1,700,351
                                                   ----------         ----------

LOSS BEFORE OTHER INCOME                            1,062,684          1,228,953

OTHER INCOME                                          218,250            225,000
                                                   ----------         ----------

NET LOSS                                           $  844,434         $1,003,953
                                                   ==========         ==========

                       See notes to financial statements.

SPECSOURCE.COM, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

                                      COMMON STOCK
                               ----------------------------
                                                                                                      TOTAL
                                NUMBER OF                        ADDITIONAL       ACCUMULATED     STOCKHOLDERS'
                                 SHARES            AMOUNT      PAID-IN CAPITAL       DEFICIT        DEFICIT
                               -----------      -----------    ---------------    ------------    --------------
BALANCE, JANUARY 1, 2002               750      $   375,000      $ 1,384,742     $(7,118,621)     $(5,358,879)

NET LOSS                                                                          (1,003,953)      (1,003,953)
                               -----------      -----------      -----------     -----------      -----------

BALANCE, DECEMBER 31, 2002             750          375,000        1,384,742      (8,122,574)      (6,362,832)

STOCK ISSUED                           138          270,000               --              --          270,000

NET LOSS                                --               --               --        (844,434)        (844,434)
                               -----------      -----------      -----------     -----------      -----------

BALANCE, DECEMBER 31, 2003             888      $   645,000      $ 1,384,742     $(8,967,008)     $(6,937,266)
                               ===========      ===========      ===========     ===========      ===========

Authorized common stock
  No par value                   1,000,000
                               ===========

                       See notes to financial statements.

SPECSOURCE.COM, INC.
STATEMENTS OF CASH FLOWS


                                                                  FOR THE YEARS ENDED
                                                                      DECEMBER 31,
                                                             ----------------------------
                                                                 2003            2002
                                                             -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                   $  (844,434)     $(1,003,953)
   Adjustments to reconcile net loss to net cash used by
     operating activities:
        Investment in affiliated company                        (218,250)              --
        Depreciation and amortization                             11,320           33,479
        Changes in operating assets and liabilities:
            Accounts receivable                                 (100,098)        (130,565)
            Other current assets                                  20,900           53,792
            Accounts payable and accrued expenses                 86,459           33,292
            Deferred revenue                                     145,354          194,306
            Accrued interest - notes payable                      78,689         (140,306)
            Accrued interest - shareholder notes payable         249,242          213,464
                                                             -----------      -----------
     NET CASH USED BY OPERATING ACTIVITIES                      (570,818)        (746,491)
                                                             -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of equipment                                          (7,482)          (2,299)
                                                             -----------      -----------
     NET CASH USED BY INVESTING ACTIVITIES                        (7,482)          (2,299)
                                                             -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Decrease in notes payable and accrued interest                (18,936)         (57,972)
   Increase notes payable  - shareholders                        582,000          655,000
                                                             -----------      -----------
     NET CASH PROVIDED BY FINANCING ACTIVITIES                   563,064          597,028
                                                             -----------      -----------

NET DECREASE IN CASH                                             (15,236)        (151,762)
CASH, BEGINNING                                                    8,133          159,895
                                                             -----------      -----------

CASH, ENDING                                                 $    (7,103)     $     8,133
                                                             ===========      ===========

SUPPLEMENTAL DISCLOSURES
   Interest paid                                             $    32,082      $   253,639
                                                             ===========      ===========
NON-CASH FINANCING TRANSACTIONS:
Acquisition of Marketable Securities for common stock        $   270,000      $        --
                                                             ===========      ===========

                       See notes to financial statements.

SPECSOURCE.COM, INC.
NOTES TO FINANCIAL STATEMENTS

A.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

HISTORY AND ORGANIZATION

SpecSource.com, Inc. (the "Company") is an Internet hosting and direct marketing company headquartered in Indianapolis, Indiana and serving the U.S. construction market. The Company has designed and hosts several websites and related databases for the construction industry and continues to publish regional construction industry newsletters.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less when purchased to be cash equivalents.

MARKETABLE SECURITIES

Investments in marketable securities are classified as available for sale and reported at their fair values.

ACCOUNTS RECEIVABLE

Accounts receivable represent customer obligations due under trade terms. The Company grants credit based on management's past history with a customer and required deposits according to the terms of the individual contracts. Management reviews accounts receivable on a regular basis to determine if any such amounts will be uncollectible. The Company includes any balances that are determined to be uncollectible, along with a general reserve, in its overall allowance for doubtful accounts. The allowance for doubtful accounts has been determined by using the aging method. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available to management, it believes the Company's allowance for doubtful accounts as of December 31, 2003 and 2002 is adequate. However, actual write-offs might exceed the recorded allowance.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, net of accumulated depreciation. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

REVENUE RECOGNITION

Advertising and subscription revenues are paid throughout the year and are recognized over the respective subscription period.

INCOME TAXES

The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income or receive the benefit of operating losses, as limited by their basis. Therefore, no provision of income taxes has been included in the financial statements.

B.    CASH CONCENTRATION

The Company maintains cash balances that fluctuate in excess of federally insured limits at times. If the financial institutions were not to honor their contractual obligations to the Company, then the Company could incur losses.

C.    MARKETABLE SECURITIES

Marketable securities as of December 31, 2003 consist of the following:

                        Money market account     $  6,745
                        Equities                  263,255
                                                 --------
                                                 $270,000
                                                 ========

These investments were acquired by the Company on December 31, 2003 as consideration for stock issued. The Company intends to liquidate all marketable securities to cash as soon as possible.

D.    ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following:

                                                  2003           2002
                                               ---------      ---------
      Accounts receivable                      $ 330,098      $ 192,010
      Less allowance for doubtful accounts       (59,734)       (21,744)
                                               ---------      ---------
                                               $ 270,364      $ 170,266
                                               =========      =========

E. NET PROPERTY AND EQUIPMENT

Net property and equipment are summarized by major classification as follows:

                                   DEPRECIABLE LIVES        2003         2002
                                 ---------------------------------    ---------
Computer equipment                      3 years          $  46,308    $  38,826
Furiture and equipment                  5 years            144,700      144,700
Software                                3 years             75,896       75,896
                                                         ---------    ---------
                                                           266,904      259,422
Less accumulated depreciation                             (259,194)    (247,874)
                                                         ---------    ---------
Net property and equipment                               $   7,710    $  11,548
                                                         =========    =========


Depreciation expense was $11,320 and $33,479 for the years ended December 31, 2003 and 2002, respectively.

F.    LINE OF CREDIT - STOCKHOLDERS

During 2001, the bank line of credit was replaced by a line of credit with the stockholders. Borrowings are unsecured, due on demand and bear interest at the local prevailing prime rate plus one half a percent.

G.    NOTES PAYABLE - STOCKHOLDERS

At December 31, 2003 and 2002, the Company had $4,437,803 and $3,855,803,
respectively, outstanding from notes with stockholders. At December 31, 2001, the notes were renewed and are now due December 31, 2005. Interest is accrued at 6%. The notes are unsecured.

Interest expense related to borrowings from stockholders amounted to $249,242 and $213,464 for the years ended December 31, 2003 and 2002, respectively.

H.    NOTE PAYABLE - VENDOR

The Company has a promissory note with a vendor for services provided. The note was is the amount of $876,842 and requires interest at the prime rate published in the Wall Street Journal, which was 4% and 4.25% at December 31, 2003 and 2002, respectively. The note requires monthly installments of principal and interest in the amount of $12,500 per oral agreement. The entire balance was due May 1, 2001 and is all classified as a current liability in the financial statements. The outstanding balance at December 31, 2003 and 2002 was $153,945 and $172,881, respectively. The note is secured by a personal guarantee of one of the Company's stockholders.

I.    SALE OF PUBLICATION AND RELATED NOTE

The Company has a $1,000,000 unsecured note payable to a third party. Under the terms of the note, interest is accrued at the rate of 8% per annum. The principal and accrued interest is due on March 31, 2004. Repayment of the note was subject to earn-out payments during the term of the note.

Earn-out payments, during the earn-out period of June 11, 1999 through March 31, 2003, are based on the receipt of 25% of defined earnings of the certain publications to which the note related, and which payment was not to exceed $1,225,000. The earn-out also included an additional one-time payment of $225,000, if the publications exceed stand-alone revenue of $2,000,000 during any fiscal year in the earn-out period.

The outstanding balance at December 31, 2003 and 2002 was $1,136,459 and $1,057,770, respectively. The holder of the note has subsequently requested repayment of this note, however the Company is disputing that any amounts are due under the note.

J.    OPERATING LEASE COMMITMENTS

The Company leases its office space under a seven year operating lease that expires on January 31, 2005. Rent expense amounted to $46,688 and $46,862 for the years ended December 31, 2003 and 2002, respectively.

At December 31, 2003, the approximate future minimum rental commitments under this agreement are as follows:

                        Year ending December 31,

                        2004                       $46,440
                        2005                         3,870
                                                   -------
                                                   $50,310
                                                   =======

K.    INVESTMENT IN AFFILIATED COMPANY

On October 28, 2003 the Company purchased a 15% interest in Construction Yellow Pages, LLC (CYP) in exchange for customer lists and customer data bases. The fair market value of this transaction was determined by the amount for which Return on Investment Corporation (ROI) paid to purchase all of the operating assets of CYP.

L.    RELATED PARTIES

The company had an agreement with a related party for sharing of revenues for combined sales of co-op programs for the company's online directory and the related party's print directory. The related party sold the co-op programs while the Company invoiced and collected the revenue. Under the agreement, the Company paid 60% of the collected revenue to the related party. The related party's share of co-op revenues was $45,744 and $0 for the years ended 2003 and 2002, respectively. The company owed the related party $1,500 for the related party's share of co-op revenues collected as of December 31, 2003.

The Company sold customer lists, a complete database of construction professionals and website design and hosting services in exchange for ownership interest in a related company (See Note K). The value of this transaction was $218,250.

M.    SUBSEQUENT EVENTS

On January 2, 2004, the Company sold substantially all of its operating assets to Tectonic Solutions, Inc. a subsidiary of Return On Investment Corporation ("ROI"). In connection with the Asset Purchase, ROI issued 1,450,000 shares of ROI common stock and a promissory note in the amount of $533,000 as consideration for all the operating assets of the Company. The shares issued to the Company have not been registered under the Securities Act of 1933, as amended. Arol Wolford, ROI's President and CEO, held approximately 68% of the outstanding shares of SpecSource.com, Inc. common stock and will receive a proportionate interest in the ROI shares based on his final holding of SpecSource.com shares when they are distributed to the SpecSource.com shareholders.

N.    PRODUCT INFORMATION SERVICES

The Company has developed a product information service for the construction industry. This service enables architects, specifiers, designers and contractors to use this product, on the Internet, to find, specify and buy products and to find each other. The Company has also designed and hosts several other websites for the commercial construction industry. These products are substantially completed. During the development stages of this product, the Company has suffered recurring losses and has a capital deficiency. On January 2, 2004, the assets of the Company were purchased by ROI. (See Note M).

O.    PROFIT SHARING PLAN

The Company adopted a Simplified Employee Pension Plan on January 1, 1994. The Plan covers all employees who have performed service for the Company during at least one of the immediately preceding five plan years. The plan is funded by employer and employee contributions. Employer contributions were $7,064 and $8,056 for the years ending December 31, 2003 and 2002, respectively.

      (b)   Unaudited Pro Forma Financial Information.

SpecSource.com, Inc.
--------------------

      In connection with the Asset Purchase, the Registrant issued approximately 1,450,000 shares of the Registrant's common stock, entered into a non-interest bearing note payable in the amount of $533,000 and simultaneously entered into a non-compete agreement with one of the stockholders of SpecSource for $360,000. The present value of these notes over a 10 year period is $329,880 at an assumed borrowing rate of 10%. The shares have been valued for accounting purposes at $1.82 per share based on the closing price of the Registrant's common stock, as quoted on the OTCBB, for a reasonable period before and after the terms of the Asset Purchase were announced. The shares issued to SpecSource have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Arol Wolford, the Registrant's President and CEO, holds approximately 67.6% of the outstanding shares of SpecSource common stock and, based on that holding, will receive approximately 980,000 shares of the Registrant's common stock on the final dissolution SpecSource. The estimated total purchase price of the SpecSource Asset Purchase is:

            Value of ROI common stock issued              $2,639,000
            Notes issued (at present value)                  329,880
            Transaction costs                                 55,401
                                                          ----------
            Total Purchase Price Consideration            $3,024,281
                                                          ==========

      The aggregate purchase price has been allocated based on estimated fair values as of the date of the completion of the Asset Purchase. A preliminary estimated purchase price allocation is as follows and is subject to changes based upon completion of a final valuation of identifiable intangible assets:

            Total Purchase Price Consideration            $3,024,281
            Net Liabilities of SpecSource                    454,377
                                                          ----------
            Goodwill/Intangible Assets                    $3,478,658
                                                          ==========

      The tangible assets of SpecSource acquired in the Asset Purchase consist primarily of accounts receivable. The liabilities assumed in the Asset Purchase consist primarily of accounts payable, accrued expenses and deferred revenue.

      Under the purchase method of accounting pursuant to Statement of Financial Accounting Standards No. 141, "Business Combinations," the total estimated purchase price as shown in the table above is allocated to the SpecSource net tangible and intangible assets based on their estimated fair values as of the date of the completion of the acquisition. Any excess of the purchase price over the fair value of the net tangible assets/liabilities and identifiable intangible assets acquired will be recorded as goodwill. As the final determination of the fair value of identifiable intangible assets has not yet been finalized, a final calculation of goodwill has not been made. Accordingly, the purchase accounting adjustments reflected in the unaudited pro forma condensed financial statements included herein are subject to change. In accordance with the Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," goodwill and intangible assets with indefinite lives resulting from business combinations will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present) while identifiable intangible assets with finite lives are amortized over their estimates useful lives. In the event that the management of the combined company determines that the value of goodwill or intangible assets has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made. The results of operations of SpecSource will be included in ROI's results of operations from the date of the closing of the merger.

      On December 3, 2003, the Registrant reported the acquisition of BBN Acquisition, Inc., a North Carolina corporation ("BBN"), pursuant to an Agreement and Plan of Merger, dated as of October 29, 2003, whereby BBN was merged with and into Tectonic on November 18, 2003. On December 10, 2003, the Registrant reported the acquisition of Construction Yellow Pages, LLC, a Michigan limited liability company ("CYP"), pursuant to an Asset Purchase Agreement, dated as of October 29, 2003, whereby Tectonic purchased substantially all the operating assets of CYP on November 26, 2003.

      The acquisitions of BBN and CYP, which occurred during the quarter ended December 31, 2003, are included in the Registrant's condensed consolidated balance sheet at December 31, 2003. The results of operations of BBN and CYP are included from their respective acquisition dates in the Registrant's condensed consolidated statement of operations for the six months ended December 31, 2003.

      The unaudited condensed pro forma consolidated balance sheet as of December 31, 2003, gives effect to the acquisition of SpecSource as if it had occurred on December 31, 2003.

      The unaudited pro forma condensed consolidated balance sheet as of December 31, 2003 has been derived from the unaudited interim consolidated balance sheet of the Registrant at December 31, 2003 and the audited balance sheet of SpecSource at December 31, 2003.

      The unaudited pro forma condensed consolidated statement of operations set forth below for the six months ended December 31, 2003 gives effect to the acquisition of SpecSource as if it occurred on July 1, 2003. It has been derived from the Registrant's unaudited historical condensed consolidated statement of operations for the six month period ended December 31, 2003, from the SpecSource unaudited condensed statement of operations for the six months ended December 31, 2003, from the BBN unaudited statement of operations for the period from July 1, 2003 through the BBN acquisition date of November 18, 2003, and from the CYP unaudited statement of operations for the period from July 1, 2003 through the CYP acquisition date of November 26, 2003.

      The unaudited pro forma condensed consolidated statement of operations set forth below for the year ended June 30, 2003 gives effect to the acquisition of SpecSource as if it occurred on July 1, 2002. It has been derived from the Registrant's historical consolidated statement of operations for the year ended June 30, 2003, from the SpecSource statement of operations for the year ended

December 31, 2003, from the BBN condensed statement of operations for the year ended April 30, 2003, and from the CYP condensed statement of operations for the year ended June 30, 2003.

      The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the results of operations or financial position which would have actually been reported if the acquisition had been consummated on the date indicated, or which may be reported in the future.

      The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes of the Registrant and the audited financial statements and related notes of SpecSource.

      There were no intercompany balances or transactions between the Registrant and SpecSource. No pro forma adjustments were required to conform the Registrant's accounting policies to the accounting policies of SpecSource. The Registrant has not identified any pre-acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated.

                                    ---------------------------------------------------------------------------
                                         Return On                             Pro Forma        Return On
                                         Investment      SpecSource.com,      Acquisition       Investment
                                        Corporation            Inc.           Adjustments      Corporation
                                          ("ROI")         ("SpecSource")      SpecSource         Pro Forma
                                    ---------------------------------------------------------------------------
                                        As of December    As of December                       As of December
                                           31, 2003          31, 2003                            31, 2003
                                         ------------      ------------      ------------       ------------
ASSETS
Current Assets:
  Cash and cash equivalents              $    190,968      $         --                         $    190,968
  Accounts, Receivable, Net                 1,372,176           270,364                            1,642,540
  Marketable Securities                            --           270,000          (270,000) C              --
  Other                                       144,635            18,625                              163,260
                                         ------------      ------------      ------------       ------------
Total Current Assets                        1,707,779           558,989          (270,000)         1,996,768

Property and Equipment,  Net                  414,871             7,710                              422,581
Investment in Affiliate                            --           218,250          (218,250) C              --
Goodwill, Intangibles
  and Other, Net                            3,654,596                --         3,423,257  A       7,133,254
                                                                                   55,401  B
                                         ------------      ------------      ------------       ------------
                                         $  5,777,246      $    784,949      $  2,990,408       $  9,552,603
                                         ============      ============      ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts Payable                       $    227,781      $    187,194            (1,500) C         413,475
  Accrued Expenses                            909,156            10,466            55,401  B         975,023
  Deferred Revenue                          1,920,952           554,916                            2,475,868
  Bank  Overdraft                                  --             7,103            (7,103) C              --
  Line of Credit                               13,579                --                               13,579
  Line of Credit - Stockholders                    --           500,000          (500,000) C              --
  Notes Payable                                    --         1,290,404           329,880  A         329,880
                                                                               (1,290,404) C

  Notes Payable - Stockholders                175,000         5,172,132        (5,172,132) C         175,000
  Other financing net  of discount            150,004                --                              150,004
                                         ------------      ------------      ------------       ------------
Total Current Liabilities                   3,396,472         7,722,215        (6,585,858)         4,532,829
                                         ------------      ------------      ------------       ------------
STOCKHOLDERS' EQUITY
  Common Stock                                105,045           645,000            14,500  A         119,545
                                                                                 (645,000) A
  Additional Paid-in Capital               14,779,686         1,384,742         2,624,500  A      17,404,186
                                                                               (1,384,742) A
  Accumulated Deficit                     (12,503,957)       (8,967,008)        2,484,119  A     (12,503,957)
                                                                                6,482,889  C
                                         ------------      ------------      ------------       ------------
Total Stockholders' Equity                  2,380,774        (6,937,266)        9,576,266          5,019,774
                                         ------------      ------------      ------------       ------------
                                         $  5,777,246      $    784,949      $  2,990,408       $  9,552,603
                                         ============      ============      ============       ============

                                ---------------------------------------------------------------------------------------------------
                                  Return On           BBN           Construction    SpecSource.com,    Pro Forma       Return On
                                  Investment      Acquisition,     Yellow Pages,         Inc.         Acquisition      Investment
                                 Corporation          Inc.              LLC.        ("SpecSource")    Adjustments     Corporation
                                   ("ROI")          ("BBN")           ("CYP")                                           Pro Forma
                                ---------------------------------------------------------------------------------------------------
                                                 For the period    For the period
                                 For the six      July 1, 2003      July 1, 2003     For the six                      For the six
                                 months ended       through           through        months ended                     months ended
                                 December 31,     November 18,      November 26,     December 31,                     December 31,
                                     2003            2003              2003              2003                             2003
                                ---------------------------------------------------------------------------------------------------
Revenues
  License Fees                   $  3,334,332     $         --      $         --     $         --    $         --     $  3,334,332
  Support and Update Services         990,402               --                --               --                          990,402
  Consulting Fees                     120,823               --                --               --                          120,823
  Advertising Revenue                  71,187          122,330           134,000          339,845                          667,362
                                 ------------     ------------      ------------     ------------    ------------     ------------
Total Revenues                      4,516,744          122,330           134,000          339,845              --        5,112,919
                                 ------------     ------------      ------------     ------------    ------------     ------------

Total Cost of Sales                        --           93,162           231,967           48,565              --          373,694
                                 ------------     ------------      ------------     ------------    ------------     ------------
Operating Expenses
  General and Administrative        3,243,324          153,396            82,332          452,864                        3,931,916
  Sales and Marketing               1,245,410           82,286           252,490          287,225                        1,867,411
  Research and Development            605,314          108,263                --               --                          713,577
  Depreciation and                    683,341            4,914             5,339            3,500         110,000  D       863,427
    Amortization                                                                                           20,000  E
                                                                                                           36,333  F
                                 ------------     ------------      ------------     ------------    ------------     ------------
Total Operating Expenses            5,777,389          348,859           340,161          743,589         166,333        7,376,331
                                 ------------     ------------      ------------     ------------    ------------     ------------
Operating Loss                     (1,260,645)        (319,691)         (438,128)        (452,309)       (166,333)      (2,637,106)
                                 ------------     ------------      ------------     ------------    ------------     ------------

  Net Interest Expense               (167,593)          (2,109)             (252)        (187,227)        187,227  C       (169,954)

  Other Income                             --               --                --          218,250        (218,250) C            --

  Interest Accretion on Notes              --               --                --               --         (28,156) G       (28,156)
                                 ------------     ------------      ------------     ------------    ------------     ------------

Net Loss                         $ (1,428,238)    $   (321,800)     $   (438,380)    $   (421,286)   $   (225,512)    $ (2,835,216)
                                 ============     ============      ============     ============    ============     ============

Basic and Diluted Loss per
Common Share                     $      (0.13)                                                                        $      (0.21)
                                 ============                                                                         ============

Basic and Diluted Weighted -
Average Common Shares
Outstanding                        10,846,254                                                                           13,449,786 H
                                 ============                                                                         ============

                                ----------------------------------------------------------------------------------------------------
                                  Return On           BBN          Construction                                        Return On
                                  Investment      Acquisition,    Yellow Pages,     SpecSource.com,    Pro Forma       Investment
                                 Corporation          Inc.             LLC.               Inc.        Acquisition     Corporation
                                   ("ROI")          ("BBN")          ("CYP")         ("SpecSource")   Adjustments      Pro Forma
                                ----------------------------------------------------------------------------------------------------
                                For the Year      For the Year     For the Year      For the Year                     For the Year
                                 Ended June     Ended April 30,   Ended June 30,    Ended December                   Ended June 30,
                                  30, 2003            2003             2003            31, 2003                           2003
                                ----------------------------------------------------------------------------------------------------
Revenues
  License Fees                  $  5,420,108     $         --      $         --      $         --     $        --     $  5,420,108
  Support and Update Services      1,641,956               --                --                --                        1,641,956
  Consulting Fees                    799,198               --                --                --                          799,198
  Advertising Revenue                     --          354,059           170,348           783,800                        1,308,207
                                ------------     ------------      ------------      ------------     -----------     ------------
Total Revenues                     7,861,262          354,059           170,348           783,800              --        9,169,469
                                ------------     ------------      ------------      ------------     -----------     ------------

Total Cost Of Sales                       --          165,444           358,972           103,193              --          627,609
                                ------------     ------------      ------------      ------------     -----------     ------------
Operating Expenses
  General and Administrative       5,825,637          518,112           346,198           829,392                        7,519,339
  Sales and Marketing              1,828,938          301,042           660,722           542,566                        3,333,268
  Research and Development         1,325,531          168,570                --                --                        1,494,101
  Depreciation and                 1,697,877           13,114             4,101            11,320         220,000  D     2,059,078
    Amortization                                                                                           40,000  E
                                                                                                           72,666  F
                                ------------     ------------      ------------      ------------     -----------     ------------
Total Operating Expenses          10,677,983        1,000,838         1,011,021         1,383,278         332,666       14,405,786
                                ------------     ------------      ------------      ------------     -----------     ------------
Operating Loss                    (2,816,721)        (812,223)       (1,199,645)         (702,671)       (332,666)      (5,863,926)
                                ------------     ------------      ------------      ------------     -----------     ------------

  Net Interest Expense              (318,454)          (8,651)               --          (360,013)        360,013  C      (327,105)

  Interest Accretion on Notes             --               --                --                --         (56,312) G       (56,312)

  Other Income                            --               --                --           218,250        (218,250) C           --
                                ------------     ------------      ------------      ------------     -----------     ------------

Net Loss                        $ (3,135,175)    $   (820,874)     $ (1,199,645)     $   (844,434)    $  (247,215)    $ (6,247,343)
                                ============     ============      ============      ============     ===========     ============

Basic and Diluted Loss per
Common Share                    $      (0.28)                                                                         $      (0.52)
                                ============                                                                          ============

Basic and Diluted Weighted -
Average Common Shares
Outstanding                       11,236,535                                                                            11,954,554 H
                                ============                                                                          ============

         NOTES TO PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

(A) To record the purchase price of SpecSource for common shares and present value of notes and to reflect the initial allocation of purchase price as presented by paragraph 9 of SFAS 142.

      To reflect the elimination of the SpecSource stock, additional paid in capital, and accumulated deficit, and to reflect the issuance of 1,450,000 shares of ROI common stock.

(B) Accrue transaction costs of $55,401 of SpecSource primarily related to professional service fees. (C) To eliminate certain assets and liabilities that were specifically excluded from the acquired net assets including interest thereon.

(D) Represents additional amortization should the determination as to fair value of identifiable intangibles acquired in connection with the SpecSource Asset Purchase (such as a customer list, data base and non-compete) result in the amount of $660,000 to be amortized over a 3 year useful life. This would result in increased amortization expense of $220,000 for the year ended June 30, 2003 and $110,000 for the six months ended December 31, 2003. This assumption is not necessarily indicative of what the fair value of these identifiable intangibles might ultimately be, as this determination has not yet been made.

(E) Represents additional amortization should the determination as to fair value of identifiable intangibles acquired in connection with the BBN Merger (such as an established website) result in the amount of $120,000 to be amortized over a 3 year useful life. This would result in increased amortization expense of $40,000 for the year ended April 30, 2003 and $20,000 for the six months ended December 31, 2003. This assumption is not necessarily indicative of what the fair value of these identifiable intangibles might ultimately be, as this determination has not yet been made.

(F) Represents additional amortization should the determination as to fair value of identifiable intangibles acquired in connection with the CYP Asset Purchase (such as a customer list and data base) result in the amount of $218,000 to be amortized over a 3 year useful life. This would result in increased amortization expense of $72,666 for the year ended June 30, 2003 and $36,332 for the six months ended December 31, 2003. This assumption is not necessarily indicative of what the fair value of these identifiable intangibles might ultimately be, as this determination has not yet been made.

(G) To amortize discount on notes issued in conjunction with the SpecSource Asset Purchase. This would result in additional interest expense of $56,312 for the year ended June 30, 2003 and $28,156 for the six months ended December 31, 2003.

(H) Weighted average shares used to calculate pro forma basic and diluted net loss per share for the period presented is computed using the weighted average number of common stock outstanding for the period presented and the shares that were issued in conjunction with the acquisition of SpecSource of 1,450,000, as if such issued shares were outstanding as of the beginning of the periods presented.

      The weighted average shares also include the shares that were issued in conjunction with the acquisitions of BBN and CYP of 750,000, respectively, as if such shares were issued and outstanding as of the beginning of the periods presented.

      (c)   Exhibits

EXHIBIT NO.       DOCUMENT
-----------       --------------------------------------------------------------

2.1 Asset Purchase Agreement, dated as of October 29, 2003, by and among the Registrant, Tectonic, SpecSource and certain shareholders of SpecSource (incorporated by reference to Exhibit 2.2 filed with the Registrant's Quarterly Report on Form 10-QSB, filed on November 13, 2003).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 16, 2004                   RETURN ON INVESTMENT CORPORATION
                                        (Registrant)


                                        By: /s/ Arol R. Wolford
                                           ----------------------------------
                                           Arol R. Wolford
                                           President and Chief Executive Officer